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                                                                 EXHIBIT 99.7



                            STOCK PURCHASE AGREEMENT


                 This Stock Purchase Agreement is entered into this 29th day of July, 1997, among Laidlaw Inc., a Canadian corporation ("Parent"), Leonard M. Riggs, Jr., M.D. ("Riggs") and William F. Miller, III ("Miller" and, together with Riggs, the "Purchasers").

                 The Company, EHI Acquisition Corp., a wholly owned Delaware subsidiary of Parent ("Acquisition"), and EmCare Holdings Inc., a Delaware corporation ("EHI") have entered into an Agreement and Plan of Merger dated July 29, 1997 providing for a tender offer by Acquisition for shares of common stock of EHI and the subsequent merger of Acquisition with and into EHI (the "Merger Agreement"). Riggs and Miller are the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer, respectively, of EHI. In connection with the transactions contemplated by the Merger Agreement, Parent desires the Purchasers to make, and the Purchasers desire to make, an equity investment in Parent as provided in this Agreement.

                 In consideration of the agreements set forth below, Parent and the Purchasers agree as follows:

                 1. Sale and Purchase. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2, Parent shall sell to Riggs, and Riggs shall purchase from Parent, a number (rounded to the nearest whole number) of common shares of Parent (the "Common Shares") determined by dividing US$7,000,000 by the Market Price (as defined below), and Parent shall sell to Miller, and Miller shall purchase from Parent, a number (rounded to the nearest whole number) of Common Shares determined by dividing US$3,000,000 by the Market Price, in each case for cash at a price per share equal to the Market Price. The Market Price shall be the closing sale price of the Common Shares on the New York Stock Exchange on the trading day immediately preceding the day of the closing. Only whole Common Shares will be issued. The Common Shares sold and purchased pursuant to this Agreement shall be referred to as the "Shares."

                 2. Closing. The purchase and sale of the Shares shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1717 Main Street, Suite 5400, Dallas, Texas 75201 immediately following the acceptance of shares of EHI stock pursuant to the Offer contemplated by the Merger Agreement, or at such other time place and/or time as Parent and the Purchasers may agree in writing.
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                 3.       Transfer Restrictions.

                          a. None of the Shares shall be sold, pledged, assigned or otherwise transferred, voluntarily or involuntarily, by either of the Purchasers except as set forth in Section 3(b) hereof and except as follows:

                                  i. On the first anniversary of the date of this Agreement, the restrictions on transfer shall lapse with respect to 10% of the Shares purchased by each Purchaser;

                                  ii.      On the second anniversary of the
                 date of this Agreement, the restrictions on transfer shall lapse with respect to an additional 10% of the Shares purchased by each Purchaser; and

                                  iii. On the third anniversary of the date of this Agreement, the restrictions on transfer shall lapse with respect to all remaining Shares.

Moreover, since the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, the economic risk of investment in the Shares must be borne by the Purchasers, and the Shares cannot be sold by the Purchasers unless subsequently registered under the Securities Act and such laws or unless an exemption from such registration is available.

                          b. The restrictions contained in this Section 3 will not apply with respect to transfers of Shares (i) pursuant to applicable laws of descent and distribution, or (ii) among Purchaser's Family Group (as defined below), provided that the restrictions contained in this Section 3 will continue to be applicable to the Shares after any such transfer and the transferees of such Shares shall agree in writing to be bound by the provisions of this Agreement. "Family Group" means, with respect to each Purchaser, such Purchaser's spouse and descendants (whether natural or adopted) and any trust or partnership solely for the benefit of such Purchaser and/or Purchaser's spouse and/or descendants. Any transferee of Shares pursuant to a transfer in accordance with the provisions of this
         Section 3(b), is herein referred to as a "Permitted Transferee." Upon the transfer of the Shares pursuant to this Section 3(b), Purchaser will deliver a written notice (the "Transfer Notice") to Parent. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferees.

                          c. This provision of this Section 3 will terminate with respect to each Purchaser upon the first to occur of
         (i) the death of such Purchaser, and (ii) the sale of EHI by Parent (whether by stock or asset sale, merger or otherwise).

                 4. Rights as Shareholder. From and after the closing, each Purchaser shall be entitled to all of the rights of a shareholder with respect to the Shares purchased by him, including


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the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares.

                 5. Stock Certificates and Legend. Certificates representing the Shares shall be issued in the Purchasers' names, shall bear the legends set forth in Section 8, and shall be delivered to the Purchasers at the closing.

                 6. Representations and Warranties of Parent. Parent represents and warrants to each of the Purchasers as follows:

                          a. Organization. Parent is a corporation duly organized, validly existing and in good standing under the Canada Business Corporations Act and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted.

                          b. Authority. Parent has all requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent, and no other approval on the part of Parent is necessary for the execution, delivery and performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms.

                          c. No Conflicts. Subject to compliance with the requirements of federal, state and provincial securities laws with respect to the issuance of the Shares, the execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby (a) do not require Parent to file any notice with or obtain any consent, approval, authorization or exemption from any person, (b) will not violate any court order, judgment, law, rule or regulation and (c) will not constitute a default or breach under any agreement to which Parent is a party or by which it or any of its properties may be bound.

                          d. SEC Reports. Parent's Annual Report on Form 10-K for the year ended August 31, 1996, as filed with the Securities and Exchange Commission (the "SEC"), and all reports, schedules, forms, statements and other documents subsequently filed by Parent with the SEC, as of their respective dates, (a) complied with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. During the entire term of this Agreement, Parent agrees to continue to file all reports, schedules, forms, statements and other documents in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.





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                          e.      Shares Valid. The Shares will be, when
         issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                 7. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants, as to himself only, as follows:

                          a. Authority. Such Purchaser has all requisite authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against him in accordance with its terms.

                          b. No Conflicts. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby (a) do not require such Purchaser to file any notice with or obtain any consent, approval, authorization or exemption from any person, (b) will not violate any court order, judgment, law, rule or regulation and (c) will not constitute a default or breach under any agreement to which such Purchaser is a party or by which he or any of his properties may be bound.

                          c. Exempt Offering. Such Purchaser understands that the Shares are not being and will not be registered under the Securities Act and are being distributed to him in a transaction that is exempt from the registration requirements of the Securities Act.

                          d. Access to Information. Such Purchaser has reviewed the Merger Agreement and Parent's SEC Filings and understands the information contained therein. Such Purchaser has had an opportunity to ask questions of and receive information and answers from Parent, Acquisition and EHI concerning the terms and conditions of the Merger Agreement, the Common Shares and other matters pertaining to this investment and has been given the opportunity to verify the information provided to such Purchaser in order for him to evaluate the merits and risks of an investment in the Shares, and all such questions have been answered and all such information has been provided to the full satisfaction of such Purchaser. No oral or written representations have been made to such Purchaser in connection with the Shares which were in any way inconsistent with the information provided by Parent. Such Purchaser has determined that an investment in the Common Shares is a suitable investment for such Purchaser, and that at this time such Purchaser could bear a complete loss of the investment.

                          e. Investor Sophistication. Such Purchaser has the capacity to protect his interest in connection with this investment and has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of





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         an investment in the Common Shares and protecting such Purchaser's interests in connection with the investment and, in such Purchaser's judgment, has obtained sufficient information from Parent to evaluate the merits and risks of an investment in the Common Shares. Such Purchaser is an "accredited investor" (within the meaning of Rule 501(a) of Regulation D under the Securities Act) and has the financial ability to bear the economic risk of investment in the Shares (including such Purchaser's possible loss), has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to the investment in the Shares.

                          f.      Investment Intent. Such Purchaser is
         acquiring the Shares solely for his own account, for investment purposes only and not with a view to the resale or distribution thereof.

                          g. Restrictions on Transfer. Such Purchaser understands that (i) the Shares will be considered "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"); (ii) Rule 144 may not be available to exempt from the registration requirements of the Securities Act sales of such "restricted securities"; (iii) if Rule 144 is available, sales may be made in reliance upon Rule 144 only in accordance with the terms and conditions of Rule 144, which among other things generally requires that the securities be held for at least one year and that sales be made in limited amounts (which amounts are subject to certain exceptions depending upon whether the seller is an "affiliate" within the meaning of Rule 144 and how long the securities have been held);
         (iv) a Purchaser may dispose of his Shares pursuant to an exemption from the registration requirements of the Securities Act other than the exemption available under Rule 144 if prior to such disposition such Purchaser has delivered to Parent an opinion of counsel experienced in securities law matters to the effect that such disposition does not require registration under the Securities Act; and (v) if an exemption for the disposition of Shares is not available, registration of the Shares may be required, but that Parent is under no obligation to effect such a registration.

                 8. Restrictive Legends. The certificates representing the Shares shall bear a legend substantially to the following effect:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT





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                 UNDER THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE
                 SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                 IN ADDITION, UNTIL JULY 29, 2000, THE SALE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED JULY 29, 1997, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION."

                 9. Investor Awareness. Each Purchaser further acknowledges, represents, agrees and is aware that:

                 (i) no federal or state agency has passed upon the Common Shares or made any finding or determination as to the fairness of this investment; and

                 (ii) the representations, warranties, agreements, undertakings and acknowledgments made by such Purchaser in this Agreement are made with the intent that they be relied upon by Parent in determining such Purchaser's suitability as a purchaser of Common Shares, and shall survive the acquisition of the Shares. In addition, such Purchaser undertakes to notify Parent immediately of any change in any representation, warranty or other information relating to him set forth herein.

                 10. Government Regulations. Notwithstanding anything contained herein to the contrary, Parent shall not be required to issue or deliver any certificates for Shares pending compliance with applicable federal, state and provincial securities laws (including any registration required) and compliance with applicable stock exchange rules and practices. Parent shall use its best efforts to cause compliance with those laws, rules and practices.

                 11. No Right to Service. Nothing in this Agreement shall be construed as creating any right in either Purchaser to continued employment or as altering or amending the existing terms and conditions of employment of the Purchasers.

                 12. Termination. This Agreement shall automatically terminate upon termination of the Merger Agreement.

                 13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.





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                 14.      Sole Agreement. This Agreement is the entire
agreement between the parties hereto with respect to the matters described herein, all prior oral and written representations being merged herein. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by the party to be bound.

                 15. Severability. The invalidity of any provision of the Agreement shall not in any manner affect the validity of any other provisions hereof and each and every provision of the Agreement shall be enforceable regardless of the invalidity, if any, of any other provision hereof.

                 16. Notice. Notices under the Agreement shall be in writing and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the others by written notice.

                          If to Parent:    Laidlaw Inc.
                                           P.O. Box 5028
                                           Burlington, Ontario L7R 3Y8
                                           Attention: Ivan R. Cairns

                          If to Riggs:     Leonard M. Riggs, Jr., M.D.
                                           c/o EmCare Holdings Inc.
                                           1717 Main Street
                                           Suite 5200
                                           Dallas, Texas 75201

                          If to Miller:    William F. Miller, III
                                           c/o EmCare Holdings Inc.
                                           1717 Main Street
                                           Suite 5200
                                           Dallas, Texas 75201





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                 In Witness Whereof, Parent by its duly authorized officer and each of the Purchasers have signed this Agreement the day and year first above written.

                                        LAIDLAW INC.



                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------


                                        ---------------------------------
                                        Leonard M. Riggs, Jr., M.D.


                                        ---------------------------------
                                        William F. Miller, III





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